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                                                                     EXHIBIT (i)

                     [LETTER HEAD OF DECHERT LLP]

April 29, 2003

VIA EDGAR

ING Variable Portfolios, Inc.
7337 E. Doubletree Ranch Road
Scottsdale, AZ 85258

Re: ING Variable Portfolios, Inc.
    (File Nos. 333-05173 and 811-7651)

Dear Ladies and Gentlemen:

We hereby consent to all references to our firm in Post-Effective Amendment No. 20 to the Registration Statement of ING Variable Portfolios, Inc. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Very truly yours,

/s/ Dechert LLP